Exhibit 99.1

Orchard Supply Hardware Stores Corporation Provides Update on Efforts to Improve its Capital Structure

Company Expands Asset-Based Credit Facility to $145 Million and

Obtains Waiver from Term Loan Holders

Reports Preliminary Fourth Quarter and Fiscal Year 2012 Sales Results

Remains Committed to Repositioning Strategy

SAN JOSE, Calif.—Feb 15, 2013— Orchard Supply Hardware Stores Corporation (Nasdaq:OSH), a neighborhood hardware and garden store focused on paint, repair and the backyard, today provided an update on the Company’s efforts to refinance or modify its Term Loan debt and otherwise work to improve its capital structure. Additionally, Orchard provided an update on select preliminary fourth quarter fiscal 2012 financial performance and reiterated the Company’s commitment to its repositioning strategy, including opening new and renovating existing stores. The Company’s updates include the following:

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On February 11, 2013, we expanded our existing Senior Secured Credit Facility with Wells Fargo Capital Finance and Bank of America, N.A., increasing total borrowing capacity to $145.0 million through the addition of a $17.5 million last-in-last-out supplemental term loan tranche.

•

As of February 12, 2013, we had cash and available credit of $40.0 million, including $32.0 million available to borrow on the Senior Secured Credit Facility. This liquidity will be used for general working capital purposes, including paying vendors in the ordinary course of business as part of the Company’s customary spring inventory build-up.

•

On February 14, 2013, we obtained a waiver from our current Term Loan lenders related to compliance with the leverage ratio covenant for the fiscal quarter ended February 2, 2013, and the fiscal quarter ending May 4, 2013, which means that the next applicable measurement date for the leverage covenant is August 3, 2013, subject to the Company’s continued compliance with the terms and conditions set forth in the waiver.

•

We continue to work with Moelis & Co. toward the refinancing or modification of our Senior Secured Term Loan to achieve an outcome that is in the best interests of the Company and all of its stakeholders. In addition to seeking an agreement with our Term Loan holders to refinance or modify the Senior Secured Term Loan, we continue to explore several actions designed to restructure our balance sheet for a sustainable capital structure, including seeking new long term debt and/or equity.

•

As previously reported, since October 2011, we have generated proceeds and secured tenant improvement allowances through multiple sale-leaseback transactions and have reduced term loan debt by more than $90 million.

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Preliminary net sales for the fourth quarter ended February 2, 2013 (14 weeks) were $153.4 million compared to net sales of $141.6 million in the fourth quarter of fiscal 2011 (13 weeks), and preliminary net sales for fiscal 2012 (53 weeks) were $657.6 million compared to net sales of $660.5 million in fiscal 2011 (52 weeks). The additional week in the fiscal 2012 periods contributed net sales of approximately $9.5 million.

Comparable store sales(1) for the fourth quarter of fiscal 2012 increased 1.6% on a 13-week to 13-week basis, and for fiscal 2012 were essentially flat, decreasing 0.2%, on a 52-week to 52-week basis. Sales growth at the Company’s newly remodeled locations continued to outpace the balance of its stores. While the Company continued to experience merchandise margin pressure in the fourth quarter, merchandise margin improved sequentially over the course of the quarter. The Company expects to report final fiscal 2012 financial results in late April.

Mark Baker, President and Chief Executive Officer, stated, “As we begin 2013, we remain committed to our repositioning strategy. We have taken a number of steps in the past year to drive long-term improvement in Orchard’s operating results and to strengthen our financial position. We are very pleased to have expanded our credit facility, as planned, and improved our financial flexibility, both of which provide additional liquidity as we enter our peak spring selling season. We are gratified by the ongoing support of our lenders as we continue our work with Moelis & Co. and our financial partners to achieve a sustainable capital structure that will best position the Company for long-term success.”

Mr. Baker continued, “We have made significant strides in transforming the Orchard brand and our business since December 2011 when we became an independent public company. At the same time, we recognize that we did not achieve all of our objectives of the past year and that we continue to face challenges ahead. Our team remains highly focused on our five strategic priorities, with particular emphasis on the execution of our merchandising, marketing and store operations initiatives during the important spring season. We currently have 10 stores in our more productive neighborhood format and we are pleased with the sales growth we have seen to date at these stores, including results in the fourth quarter which were improved from earlier in the year. We look forward to bringing our new format to another 10 stores in fiscal 2013 through remodels and new store openings. Importantly, we believe we have established the right business strategy to deliver long-term improved sales and profitability.”

For additional information related to the expansion of the credit facility and the waiver, please see the Company’s report on Form 8-K which was filed today with the SEC.

Footnote

(1)

Comparable store sales are calculated using sales of stores open at least twelve months and exclude E-commerce. Additionally, and because of an agreement the Company entered into with Sears Holdings Corporation on October 26, 2011 whereby the Company now sells appliances on a consignment basis and receives commission income for sales of such appliances and related protection agreements, fiscal 2011 comparable store sales also exclude approximately $13.2 million of net sales of Sears branded appliances in fiscal 2011 and fiscal 2012 comparable store sales exclude approximately $1.7 million of commission income in fiscal 2012.

About Orchard

Orchard Supply Hardware Stores Corporation operates neighborhood hardware and garden stores focused on paint, repair and the backyard. The Company was founded as a purchasing cooperative in

San Jose in 1931. Today the stores average 44,000 square feet of enclosed retail space and 8,000 square feet of exterior nursery and garden space. As of February 2, 2013, the Company had 89 stores in California. For more information, visit http://osh.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “guidance”, “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “intend”, “target”, “projects”, “estimates”, “plans”, “forecast”, “is likely to”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this press release, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. These risks and uncertainties and the risks and uncertainties relating to the Company’s ability to modify its capital structure include, but are not limited to, consumer demand for the Company’s products and services, particularly during the spring season; competition and other factors; continued support from the Company’s lenders, vendors, and landlords; the loss of key executives and employees; the risks to the Company and its stakeholders associated with the Company’s inability to successfully refinance or modify its Term Loan and/or raise new long term debt and/or equity; and the risks that raising additional capital or refinancing or amending the Company’s Term Loan could be significantly dilutive to its stockholders. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Investor Relations Contact:

Christine Greany

The Blueshirt Group

858-523-1732

christine@blueshirtgroup.com

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